UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Capital Markets Activities

As previously disclosed, on October 30, 2024, MicroStrategy Incorporated d/b/a Strategy (“Strategy” or the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Maxim Group LLC, Mizuho Securities USA LLC, and SG Americas Securities, LLC, as agents (the “Sales Agents”), pursuant to which the Company may issue and sell shares of its class A common stock, par value $0.001 per share (“Shares”), having an aggregate offering price of up to $21 billion from time to time through the Sales Agents.

On February 10, 2025, the Company announced that, during the period between February 3, 2025 and February 9, 2025, the Company sold an aggregate of 516,413 Shares under the Sales Agreement for aggregate net proceeds to the Company (less sales commissions) of approximately $179 million. As of February 9, 2025, approximately $4.17 billion of Shares remained available for issuance and sale pursuant to the Sales Agreement.

Additionally, on February 5, 2025, the Company completed its previously announced public offering of 7,300,000 shares of its 8.00% Series A Perpetual Strike Preferred Stock (the “STRK Offering”) at a public offering price of $80.00 per share. The Company expects the net proceeds of the STRK Offering to be approximately $563.4 million, after deducting the underwriting discounts and commissions and the Company’s estimated offering expenses.

Bitcoin Holdings Update

On February 10, 2025, the Company announced that, during the period between February 3, 2025 and February 9, 2025, the Company acquired approximately 7,633 bitcoins for approximately $742.4 million in cash, at an average price of approximately $97,255 per bitcoin, inclusive of fees and expenses. The bitcoin purchases were made using proceeds from (i) the issuance and sale of Shares under the Sales Agreement and (ii) the STRK Offering.

As of February 9, 2025, the Company, together with its subsidiaries, held an aggregate of approximately 478,740 bitcoins, which were acquired at an aggregate purchase price of approximately $31.1 billion and an average purchase price of approximately $65,033 per bitcoin, inclusive of fees and expenses.

2027 Notes Redemption Update

On January 24, 2025, the Company delivered a notice of full redemption (the “Notice”) to the trustee of the Company’s 0.0% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”). The Notice calls for the redemption of all of the outstanding 2027 Convertible Notes on February 24, 2025 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the 2027 Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to but excluding the Redemption Date, unless earlier converted. As of February 9, 2025, the Company has received conversion requests for approximately $757.8 million in principal amount of the 2027 Convertible Notes, which equates to the issuance upon settlement of 5,322,389 Shares in the aggregate.

Item 7.01	Regulation FD Disclosure.

BTC Yield, BTC Gain, BTC $ Gain KPIs

From January 1, 2025 to February 9, 2025, the Company’s BTC Yield was 4.1%, the Company BTC Gain was 18,527, and the Company’s BTC $ Gain was $1.785 billion (based on the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on February 9, 2025). For definitions of these terms, see “Important Information about BTC Yield, BTC Gain and BTC $ Gain KPIs” below.

BTC Yield, BTC Gain and BTC $ Gain KPIs and Basic and Assumed Diluted Shares Outstanding

	12/31/2024	2/9/2025
Total Bitcoin Holdings	447,470	478,740

Shares Outstanding (in ‘000s)
Class A	226,138	238,540
Class B	19,640	19,640

Basic Shares Outstanding (1)	245,778	258,180

2027 Convertible Shares @$143.25(2)	7,330	2,052
2028 Convertible Shares @$183.19	5,513	5,513
2029 Convertible Shares @$672.40	4,462	4,462
2030 Convertible Shares @$149.77	5,342	5,342
2031 Convertible Shares @$232.72	2,594	2,594
2032 Convertible Shares @$204.33	3,915	3,915
STRK Convertible Shares @$1,000.00	—	730
Options Outstanding	4,956	4,845
RSU/PSU Unvested	1,845	1,807

Assumed Diluted Shares Outstanding (3)	281,735	289,439

BTC Yield % (Year to Date)		4.1%
BTC Gain (Year to Date)		18,527
BTC $ Gain (Year to Date) (in millions)		$1,785

(1)

Basic Shares Outstanding reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that (A) were sold under at-the-market equity offering programs, or (B) were to be issued pursuant to (i) options that had been exercised, (ii) restricted stock units that have vested or (iii) conversion requests received with respect to the convertible notes, but which in each case were pending issuance as of the dates presented.

(2)

On January 24, 2025, the Company delivered a Notice of full redemption to the trustee of the Company’s 2027 Convertible Notes. The Notice calls for the redemption of all of the outstanding 2027 Convertible Notes (the “Redemption”) on the Redemption Date, at a redemption price equal to 100% of the principal amount of the 2027 Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to but excluding the Redemption Date, unless earlier converted. As a result of the delivery of the Notice, at any time prior to 5:00 p.m., New York City time, on February 20, 2025, the 2027 Convertible Notes are convertible, at the option of the holders of the 2027 Convertible Notes, at the applicable conversion rate of 7.0234 shares of the Company’s class A common stock per $1,000 principal amount (reflecting a conversion price of $142.38 per share (the “Adjusted Conversion Price”). Prior to the Company’s delivery of the Notice, the Company received conversion requests at the original conversion price of $143.25 per share for approximately $1,756,000 in principal amount of the 2027 Convertible Notes. Since the Company’s delivery of the Notice, the Company has received conversion requests at the Adjusted Conversion Price for approximately $757.8 million in principal amount of the 2027 Convertible Notes. For purposes of calculating Assumed Diluted Shares Outstanding, we assume all remaining 2027 Convertible Notes will be converted at the Adjusted Conversion Price prior to the Redemption Date.

(3)

Assumed Diluted Shares Outstanding refers to the aggregate of our Basic Shares Outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares

Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.

Important Information about BTC Yield, BTC Gain and BTC $ Gain KPIs

BTC Yield is a key performance indicator (“KPI”) that represents the percentage change, during a period, of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, where:

•

“Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.

•

“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs or that were to be issued pursuant to options that had been exercised or restricted stock units that have vested, but which in each case were pending issuance as of the dates presented.

BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.

BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin as of 4:00pm ET on the Coinbase exchange on the last day of the applicable period. The Company has selected 4:00pm ET on the last day of the applicable period as the date and time of determination of the market price of bitcoin solely for the purpose of facilitating this illustrative calculation.

The Company uses BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can be used to supplement an investor’s understanding of the Company’s decision of the manner in which it funds the purchase of bitcoin and the value created in a period by:

•

in the case of BTC Yield, comparing the rate of change in the Company’s bitcoin holdings as compared to the rate of change in the number of shares of its common stock and instruments convertible to common stock;

•

in the case of BTC Gain, hypothetically expressing the change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end the applicable period as compared to the beginning of such period; and

•

in the case of BTC $ Gain, further expressing that gain as a dollar value by multiplying that bitcoin-denominated gain by the market price of bitcoin at the end of the applicable period as described above.

When the Company uses these KPIs, management also takes into account the various limitations of these metrics, including that they do not take into account debt, preferred stock and other liabilities and claims on company assets that would be senior to common equity and that they assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.

Additionally, BTC Yield is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

BTC Gain and BTC $ Gain are not, and should not be understood as, operating performance measures or financial or liquidity measures. In particular, BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to the amount of bitcoins the Company holds and number of actual or potential shares of its stock outstanding, and as a result, the market value of the Company’s shares may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and neither BTC Yield, BTC Gain nor BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.

As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is using equity capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating these KPIs, the Company does not take into account the source of capital used for the acquisition of its bitcoin. The Company notes in particular, it has acquired bitcoin using proceeds from the offering of its 6.125% Senior Secured Notes due 2028 (which the Company has since redeemed), which were not convertible to shares of the Company’s common stock, as well as from the offerings of its convertible senior notes, which at the time of issuance had, and may from time-to-time thereafter have, conversion prices above the current trading prices of the Company’s common stock, or as to which the holders of such convertible notes may not then be entitled to exercise the conversion rights of the notes. Such offerings have had the effect of increasing the BTC Yield, BTC Gain and BTC $ Gain without taking into account the corresponding debt. Conversely, if any of the Company’s convertible notes mature or are redeemed without being converted into common stock, the Company may be required to sell shares in quantities greater than the shares such notes are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield, BTC Gain and BTC $ Gain due to changes in the Company’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield, BTC Gain and BTC $ Gain, respectively. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

In addition, we are required to pay dividends with respect to our perpetual strike preferred stock in perpetuity. We could pay these dividends with cash or by issuing shares of class A common stock. If we issue shares of class A common stock in lieu of paying dividends in cash, or if we issue shares of class A common stock for cash to fund the payment of dividends in cash, then we would experience an increase in our Assumed Diluted Shares Outstanding without a corresponding increase in our bitcoin holdings and a decrease in BTC Yield, BTC Gain and BTC $ Gain for the period in which such issuance of shares of class A common stock occurred.

The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in the bitcoin the Company holds.

The Company determines its KPI targets based on its history and future goals. The Company’s ability to achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. These KPIs are merely supplements, not a substitute. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Strategy Dashboard

Strategy launched a dashboard on its website, strategy.com, as a disclosure channel to provide broad, non-exclusionary distribution of information regarding the Company to the public. Some of the information distributed through the website dashboard may be considered material information. The website dashboard will include information regarding market data for our securities and bitcoin, BTC Yield, BTC Gain and BTC $ Gain KPIs, bitcoin purchases, bitcoin holdings, capital markets activity, and other related information. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2025	MicroStrategy Incorporated
(Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel